Exhibit 5(b)

[LETTERHEAD OF EATON CORPORATION]

February 26, 2015

Board of Directors

Eaton Corporation plc

Ladies and Gentlemen:

As Irish Counsel of Eaton Corporation plc (the “Company”), Eaton Capital and Cooper Industries (collectively, the “Guarantors”), I am furnishing this opinion in connection with an automatic shelf registration statement on Form S-3 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the offering from time to time by the Issuers, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as to be set forth in one or more supplements to the Prospectus (each such supplement, a “Prospectus Supplement”), of (i) debt securities (the “Debt Securities”), (ii) guarantees of debt securities (the “Guarantees”), (ii) A preferred shares and serial preferred shares (the “Preference Shares”), (iii) ordinary shares (the “Ordinary Shares”), (iv) warrants to purchase Debt Securities, Preference Shares, Ordinary Shares or any combination thereof (the “Warrants”), (v) depository shares (the “Depository Shares”) and (vi) units that include any combination of the foregoing (the “Units”). The Preference Shares, the Ordinary Shares and the Depository Shares are collectively referred to as the “Shares”, the Debt Securities, the Guarantees, the Warrants and the Units are collectively referred to as the “Obligations”, the Shares and the Obligations are collectively referred to as the “Securities” and the proposals and arrangements described in the Registration Statement are collectively referred to as the “Transactions”.

I have examined such corporate records of the Company and the Guarantors and such other documents and certificates as I have deemed necessary as a basis for the opinions hereinafter expressed.

Based on the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that, under the laws of Ireland only:

The Company and each Guarantor is duly incorporated under the laws of Ireland and, based only on searches carried out in the Irish Companies Registration Office on February 23, 2015, the Company and each Guarantor is validly existing under the laws of Ireland.

The Ordinary Shares referred to in the Registration Statement, when issued, allotted and fully paid for as contemplated in, and in accordance with, the Registration Statement, will be duly authorised, and upon receipt of the approval of the Board of Directors of the Company or a committee thereof for their allotment and issue, validly issued, fully paid and not subject to calls for any additional payment.

The Preference Shares referred to in the Registration Statement, including Preference Shares represented by Depository Shares, when issued, allotted and fully paid for as contemplated in, and in accordance with, the Registration Statement, will be duly authorised, and upon receipt of the approval of the Board of Directors of the Company or a committee thereof for their allotment and issue, validly issued, fully paid and not subject to calls for any additional payment.

The Debt Securities (including Debt Securities issuable upon conversion of or exchange for Warrants) have been duly authorised and, when issued and delivered in accordance with the then current resolutions of the Company’s Board of Directors or a committee thereof, and in accordance with the terms of such Debt Securities and any indenture under which such Debt Securities may be issued, will be valid and legally binding obligations of the Company and the Guarantors, as applicable.

The Guarantees have been duly authorised and, when issued and delivered in accordance with the then current resolution of the Company’s Board of Directors or a committee thereof, and in accordance with the indenture under which such Guarantees may be issued, will be valid and legally binding obligations of the Company and the Guarantors, as applicable.

The Warrants have been duly authorised and, when issued and delivered in accordance with the then current resolutions of the Company’s Board of Directors or a committee thereof, and in accordance with the terms of such Warrants will be valid and legally binding obligations of the Company and the Guarantors, as applicable.

The Units have been duly authorised and, when issued and delivered in accordance with the then current resolutions of the Company’s Board of Directors or a committee thereof, and in accordance with the terms of such Units, will be valid and legally binding obligations of the Company and the Guarantors, as applicable.

The Company and each Guarantor has all the requisite power and authority under its Memorandum and Articles of Association to enter into, execute and perform its obligations under the Debt Securities, Guarantees, Warrants and Units, as applicable, including the issue and offer of the Debt Securities, Guarantees, Warrants and Units, as applicable.

In connection with this opinion, I have assumed without any responsibility if any assumption proves to have been untrue as I have not verified independently any assumption:

•	the accuracy and completeness of all information appearing on public records;

•	the completeness and authenticity of the draft of the Registration Statement dated February 21, 2015 and that the Registration Statement will be filed with the Commission in a form and content having no material differences to such draft;

•	that there are no agreements or arrangements in existence which in any way amend or vary the terms of the Transactions;

•	that the Company has entered into the Transactions and will issue all Shares in good faith and on arm’s length terms, for its legitimate and bona fide business purposes, that any Shares issued in accordance with the Registration Statement will be paid up in consideration of the receipt by the Company from the party to whom the Shares are issued, prior to, or simultaneously with, the issue of Shares, of cash and/or other consideration at least equal to the nominal value of such Shares and that the Company derives and will at all times derive commercial benefit from the Transactions and the issue of the Shares commensurate with the risks undertaken by it in the Transactions and in relation to the issue of the Shares and that all Shares when issued will be fully paid up, including as to any premium thereon;

•	that the Company will enter into the Obligations in good faith and on arm’s length terms, for its legitimate and bona fide business purposes, and that the Company derives and will at all times derive commercial benefit from the Obligations commensurate with the risks undertaken by it in relation to the entry into of the Obligations and it receives adequate consideration therefor;

•	the absence of fraud and the presence of good faith on the part of the Company under the Registration Statement and its officers, employees, agents and advisers in respect of the Transactions and any issue of Securities (including the entry into of any Obligations) described in the Registration Statement;

•	that (a) the Company will be fully solvent at the time of and immediately following the filing of the Registration Statement and upon the issue of any Shares or entry into of any of the Obligations; (b) the Company would not as a consequence of doing any act or thing which the Registration Statement or any issue of the Shares or entry into of any Obligations contemplates, permits or requires the Company to do, be insolvent; (c) no resolution or petition for the appointment of a liquidator or examiner has been passed or presented in relation to the Company and none will be passed or presented prior to the issue of any Shares or entry into of any Obligations; and (d) no receiver has been appointed in relation to any of the assets or undertaking of the Company and none will be appointed prior to (i) the issue of any Shares or (ii) the entry into of any Obligations;

•	no authorisations, approvals, licences, exemptions or consents of governmental or regulatory authorities with respect to the agreements or arrangements referred to in the Registration Statement or with respect to any issue of the Shares or entry into of any Obligations are or will be required to be obtained;

•	that the Shares will conform with the descriptions and restrictions contained in the Registration Statement, subject to such changes as may be required in order to comply with any requirement of Irish law, that the selling restrictions contained therein have been and will be at all times observed and that the obligations will conform with the terms of the agreements related to the Obligations;

•	that the representations and warranties contained in the Registration Statement are true and correct and that the Company will at all times comply with its obligations under, and the representations and warranties contained in, the Registration Statement and the agreements and arrangements referred to in the Registration Statement and all other agreements and arrangements relating to the issue of the Shares or the entry into or performance of any Obligations;

•	that the Ordinary Shares will not be issued by the Company unless there are, at that time, sufficient numbers of authorised but unissued Ordinary Shares in the Company’s capital and that, at the time of the issue, there are subsisting valid authorities given by the Company’s shareholders or under the Company’s articles of association pursuant to the Irish Companies Acts (including without limitation any authorities required pursuant to sections 20 and 23 of the Companies (Amendment) Act 1983);

•	that the Preference Shares will not be issued by the Company unless there are, at that time, sufficient numbers of authorised but unissued Preference Shares in the Company’s capital (and that the Company will have designated a sufficient number of undesignated shares in its capital as Preference Shares in accordance with its articles of association and any applicable law for this purpose) and that, at the time of the issue, there are subsisting valid authorities given by the Company’s shareholders or under the Company’s articles of association pursuant to the Irish Companies Acts (including without limitation any authorities required pursuant to sections 20 and 23 of the Companies (Amendment) Act 1983);

•	that, to the extent the Obligations include any right to convert or exchange such Obligations into shares of the Company, the Obligations will not be issued by the Company unless there are, at that time, sufficient numbers of authorised but unissued Shares in the Company’s capital (and that the Company will have designated a sufficient number of undesignated shares in its capital as in accordance with its articles of association and any applicable law for this purpose) and that, at the time of the issue of the relevant Obligation, there are subsisting valid authorities given by the Company’s shareholders or under the Company’s articles of association pursuant to the Irish Companies Acts (including without limitation any authorities required pursuant to sections 20 and 23 of the Companies (Amendment) Act 1983);

•	that the Company will have the necessary power and authority, and all necessary corporate and other action will have been taken, to (i) enable it to issue the Shares and to execute, deliver and perform the obligations undertaken by it in relation thereto to which it is party and (ii) enter into and perform the Obligations and to execute, deliver and perform the obligations undertaken by it in relation thereto to which it is party, and the implementation by the Company of the foregoing will: (a) not cause any limit on it or on its directors (whether imposed by the documents constituting the Company or by statute or regulation) to be exceeded or any terms of any agreement, contract or undertaking binding on it or its assets to be breached or (b) not cause any law (including public policy) or order of any jurisdiction to be contravened (c) comply in all respects with the provisions of the Companies Act 1963 and Companies (Amendment) Act 1983;

•	that any depositary share agreement and any depositary receipt in connection with the Depositary Shares will not violate (i) any law applicable to the Company or (ii) the then operative memorandum or articles of association of the Company;

•	that, at that time, the issue of, and terms applicable to, the Shares and the registration of the Shares will not violate any law applicable to the Company; and

•	that, at that time, the entry into and performance of any of the Obligations or any indenture related thereto and the registration of such Obligations will not violate any law applicable to the Company.

The opinions set forth above are subject, as to enforcement, to (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) general principles of equity and (iii) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading “Legal Opinions” in the Prospectus.

Very truly yours,

/s/ Nigel Crawford

Nigel Crawford, Senior Attorney, Eaton